LOAN AGREEMENT

                            dated as of July 26, 2000

                                    between


                           WIN GATE EQUITY GROUP INC.

                                       and

                            ARTHUR F. LIPSON, TRUSTEE

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is entered into as of July 26, 2000 between Win-Gate Equity Group Inc. ("Borrower"), a Florida corporation, having its principal office at 45 Broadway, New York, NY 10006 (the "Office") Arthur E. Lipson, Trustee ("Lender"), with his address at 1920 East Hallandale Beach Blvd., Hallandale, FL 33009, joined in by Globaltron Communications Corporation ("Guarantor"), a Delaware corporation and a wholly owned subsidiary of the Borrower having its office at 100 Biscayne Blvd., Miami, Florida.


                                    RECITALS

         WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender is willing to loan to the Borrower certain money as provided for herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions.

         (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

         "Agreement" means this Loan Agreement, the Exhibits and any other documents or instruments delivered in accordance herewith, as the same may be amended from time to time in accordance with the terms hereof.

         "Borrower" has the meaning ascribed to it in the forepart of this Agreement.

         "Business Day" means any day other than a Saturday, Sunday or any day on which State and Federal banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Conversion Date" shall have the meaning set forth in Section 2.6 hereof.

         "Event of Default" has the meaning ascribed to it in Article III.

         "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor statute thereof.

          "Interest Rate" shall have the meaning set forth in Section 2.5 (a).

         "GNB" shall have the meaning set forth in Section 2.1 hereof.

         "GNB Loan" shall have the meaning set forth in Section 2.1 hereof.

         "Indebtedness" shall mean as to any Person (i) all indebtedness (including principal, interest, fees and charges) of such Person (x) evidenced by any notes, bonds, debentures or similar instruments made or issued by such Person, (y) for borrowed money or (z) for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person, (iii) all liabilities secured by any lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person (provided, however, if such liability is non-recourse to such Person, the amount of the Indebtedness attributed thereto shall not exceed the greater of the fair market value of such property or the book value of such property), (iv) the aggregate amount required to be capitalized in accordance with GAAP under leases under which such Person is the lessee and (v) all contingent obligations of such Person.

         "Lender" has the meaning attributed to it in the forepart of this Agreement.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan" means the loan made by the Lender to the Borrower pursuant to
Section 2.1.

         "Material Adverse Effect" shall mean (a) any material adverse effect on the condition (financial or otherwise), business, operations, assets, revenues, properties or prospects of the Borrower, or (b) any material adverse effect on the ability of the Borrower to perform any of its obligations under any of the Operative Agreements.

         "Maturity Date" shall mean 90 days from the date hereof; or if the parties mutually agree to change the Maturity Date to a later date, such date.

         "Note" means the convertible Promissory Note due on the Maturity Date of the Borrower issued pursuant to Section 2.2, in the form attached as ExhibIt 1 hereto and made a part hereto.

         "Office" shall have the meaning set forth in the forepart of this Agreement.

         "Operative Agreements" means the Note and this Agreement and any supporting or other agreements required hereby to be entered into in connection with the transactions contemplated by this Agreement.

                   "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, proprietorship, joint venture, other business organization, trust, union, association or governmental or regulatory authority.

         "Qualifying Private Placement" means a private placement in the amount of not less than $10,000,000 to Persons unrelated to the Lender of shares of common stock or any other class of equity securities of the Borrower.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute thereof.

         (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business an practice of the Borrower.

                                   ARTICLE II
                                    THE LOAN

         II.1 The Loan.

         Subject to and upon the terms and conditions set forth herein, Lender shall, on the date hereof, made a Loan to the Borrower in the principal amount of US$900,000. If the Borrower defaults under the GNB Loan (as herein defined), the Loan will be subordinate in right of payment and collection to a certain loan entered into the Borrower and GNB Bank Panama S.A. ("GNB"), in the principal amount of US$5,000,000 (excluding any additional Loans by GNB to Borrower) (the "GNB Loan")

         II.2 Note.

         The Borrower's obligations to pay the principal of, and interest on, the Loan made by the Lender are evidenced by the Note to be duly executed and delivered by the Borrower, in the form of Exhibit 1, and delivered to the Lender.

         11.3 Method and Place of Payment, Except as otherwise specifically provided herein, all payments under this Agreement or the Note shall be made to the payee not later than 12:00 Noon (New York time) on the Maturity Date or on the date when due, in accordance with the terms of this Agreement and shall be made in lawful money of the United States of America at a location in New York designated by the Lender in a written notice given to the Borrower. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

         11.4 Prepayment. The Note may be prepaid in whole or in part, from time to time with interest accrued to the date of prepayment without the express written consent of the Lender.

         11.5 Interest

         (a) The Borrower shall pay, on the date hereof, interest in respect of the unpaid principal amount of the Note from the date hereof until the Maturity Date at a rate of 12% per annum (the "Interest Rate")

         (b) If principal or interest on the Loan is not paid when due, thereafter the Borrower shall pay interest in respect of the unpaid principal amount of the Loan at a rate per annum equal to 15%.

         (c) Accrued (and theretofore unpaid) interest in respect of the Loan shall be payable (i) quarterly in advance; (ii) in case of conversion of the Loan, in accordance with Section 2.6; or (iii) in the occurrence of an Event of Default, on demand.

         If by reason of a prepayment of the principal balance of the Note, the amount of prepaid interest on the Note would result in a rate being charged in excess of the highest lawful rate allowable under the applicable laws, then Lender shall refund to Borrower an amount so that the interest rate received on the Loan from the date of its funding is not in excess of the highest lawful rate.

         11.6 Conversion. At any time, after the Borrower has done a Qualifying Private Placement and prior to the Maturity Date, at the request of the Lender, it may convert the Note in whole or in part, inclusive of accrued interest to the date of prepayment, into common stock or, at its selection, any other then outstanding stock of the Borrower more senior of the common stock (the "Conversion Stock"), on ten days prior written notice given to Borrower. Each share of Conversion Stock shall be valued at the value of each share of common stock or any other class of equity securities issued by the Borrower in the Qualifying Private Placements done by the Borrower preceding the conversion of the Loan.

         11.7 GNB Loan. Notwithstanding any of the provisions of Sections 2.3 and 2.5 hereof, the principal amount of the Loan and the interests will not be paid to the Lender, if Borrower has defaulted in any of its obligations and payments due under the GNB Loan in the original principal amount of $5,000,000.

                                   ARTICLE III
                                EVENTS OF DEFAULT

         It shall be an Event of Default if any of the conditions or events described in Sections 3.1 through 3.7 ("Events, of Default") shall occur and be continuing:

         III.1 Failure To Make Payments When Due. The Borrower shall (i) default in the payment when due of the principal amount or the interest on the Loan or (ii) default in any of the terms and provisions of its loan with GNB Bank;

         III.2 Breach of Agreements. Failure of the Borrower to perform or comply with any of its obligations contained in this Agreement; 5

         III.3 Representations, etc. Any representation, warranty, covenant or statement made by or on behalf of the Borrower in this Agreement or in the Note or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;


         III.4 Involuntary Bankruptcy, Appointment of Receiver, Etc. (i) A court shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law;' or (ii) an involuntary case is commenced against the Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or over all or a substantial part of any of its assets and properties, shall have been entered; or an interim receiver, trustee or other custodian of the Borrower for all or a substantial part of their assets and properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the assets and properties of the Borrower and the continuance of any such events in this clause (ii) for thirty (30) days unless dismissed, bonded, stayed, vacated or discharged; or

         III.5 Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or making possession by a receiver, trustee or other custodian for all or a possession by a receiver, trustee or other custodian for all or a substantial part of its assets and properties; the making by the Borrower of any assignment for the benefit of creditors; the admission by the Borrower in writing of their inability to pay its debts as such debts become due; or the board of directors of the Borrower (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing.

         III.6 Judgments or Liens. One or more judgments or decrees shall be entered against the Borrower involving in the aggregate for them a liability of the equivalent of US$500,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bounded pending appeal within 30 days after the entry thereof or a Lien is imposed on the assets or properties of the Borrower in an amount of in excess, together with other Liens, of US$500,000, exclusive of Liens to equipment vendors.

         III.7 Change in Condition. Any material adverse change in the condition (financial or otherwise), operations, assets, liabilities or prospects of the Borrower.

         III.8 Remedies. Upon the occurrence of any Event of Default described in this Section 3, the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the obligations of the Lender hereunder shall thereupon terminate.

                                   ARTICLE IV
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         In order to induce the Lender to enter into this Agreement and to make the Loan, the Borrower makes the following representations, warranties and agreements as of the date hereof, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loan:

         IV.l Legal Status. The Borrower and each of its subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority and possesses all franchises, permits, authorizations and approvals necessary to carry on their business as now being conducted and to own its property and assets, and (iii) has good and marketable title to its assets free and clear of any Lien, except for Liens that do not cause a Material Adverse Effect in the condition of the Borrower and its subsidiaries and except as set forth in
Schedule 4.1. The Borrower and each of its subsidiaries is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification.

         IV.2 Subsidiaries. The only subsidiaries of the Borrower are set forth on Schedule 4.2.

         IV.3 Power and Authority. (i) The Borrower has the power and authority to execute, deliver and perform the terms and provisions of the Operative Agreements and has taken, as the case may be, all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement; (ii) the Borrower has duly executed and delivered the Operative Agreements and those Operative Agreements constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or limiting creditors' rights generally or by general equity principles.

         IV.4 No Violation. To the Borrower's actual knowledge, neither the execution, delivery or performance by the Borrower of this Agreement, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loans (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality binding on the Borrower or any of its subsidiaries,
(ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of its subsidiaries is a party or by which its respective properties or assets is bound or to which it may be subject.

         IV.5 Litigation. Except as set forth in Schedule 4.5, there is no claim, counterclaim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against or affecting any of them with respect to or affecting the Borrower, or its assets, properties or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer of before any arbitrator.

         IV.6 Tax Returns, and. Payments. Except as provided in Schedule 4.6, the Borrower has filed all tax returns required to be filed by the and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by them which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established.

         IV.7 Capitalization. (a) As of June 30, 2000, the authorized capital stock of the Borrower consists of 20,000,000 shares of common stock, $.01 par value per share, of which 18,150,702 shares are issued and outstanding and 5,000,000 shares of preferred stock, $.01 par value per share, none of which is issued and outstanding. All the outstanding shares have been duly and validly issued, are fully paid and non-assessable.

         IV.8 Compliance with Laws, etc. The Borrower is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), and the issuance of its securities.

         IV.9 Labor Relations. To the Borrower's knowledge there is (i) no significant unfair labor practice complaint pending or threatened against either the Borrower or any of its subsidiaries, or before any governmental body or agency and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its subsidiaries, threatened against the Borrower or any of its subsidiaries or, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its subsidiaries or, threatened against the Borrower or any of its subsidiaries, (iii), no union representation question existing with respect to the employees of the Borrower or any of its subsidiaries.

         IV.1O Properties. The Borrower has good and marketable title, without regard to defects of title which do not have a Material Adverse Effect, to all properties owned by it, free and clear of all Liens. With respect to any lease or rental agreement to which the Borrower is a party, (i) such lease or rental agreement is in full force and effect, (ii) the Borrower has complied in all material respects with all of the terms of such lease or rental agreement.

         IV.11 Assets other than Real Property. Except as set forth on Schedule
4.11 and Liens to equipment vendors, and to the Borrower's knowledge, it has good title to all tangible assets owned by it, free and clear of all Liens that individually or in the aggregate would not have a Material Adverse Effect on the Borrower. All the intangible personal property owned by the Borrower is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by the Borrower is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

         IV.12 Patents, Licenses, Franchises and Formulas. The Borrower or its subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and have obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of their business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect on the Borrower.

         IV.13 Insurance. The Borrower and its subsidiaries presently maintains and have maintained in effect since their formation all the insurance policies required by applicable law or reasonably appropriate in connection with the operation of its business as presently conducted.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that on and after the date hereof and until the Note, together with all accrued interest, fees and all other obligations incurred hereunder and thereunder, are paid in full:

         V.1 Information Covenants. The Borrower will furnish or cause to be furnished to the Lender:

                  (a) Promptly, copies of all financial information, proxy materials and material filings, reports and information which either of the Borrower or any of its subsidiaries shall file or be required to file with any agency, regulatory authority or instrumentality of the Government.

                  (b) Other Information. From time to time, such other information or documents (financial or otherwise) as any Lender may reasonably request.

         V.2 Books, Records and Inspections. The Borrower and each of its subsidiaries will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles consistently applied in the jurisdiction of each corporation and all requirements of applicable law shall be made of all dealings and transactions in relation to its business and activities.

         V.3 Maintenance of Property, Insurance. The Borrower and each of its subsidiaries will (i) keep all property useful and necessary in its business in good working order and condition

(ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are customary and in accordance with industry standards for the business in which it is engaged;

         V.4 Corporate Franchises. The Borrower and each of its subsidiaries will do or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and other intellectual property.

         V.5 Conversion Stock. The Borrower will reserve a sufficient amount of its capital shares in order to permit Lender to exercise Lender's conversion rights under Section 2.6 above.

         V.6 GNB Loan. That Borrower shall take no actions which would constitute an event of default under the GNB Loan.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that on and after the date hereof and until the Loan and the Note, together with interest, fees and all other obligations incurred hereunder and thereunder, are paid in full:

         VI.1 Consolidation, Merger, Sale of Assets, etc. The Borrower and each of its subsidiaries will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing, at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except if the Borrower is the surviving entity.

         VI.2 Dividends and Redemptions. (a) The Borrower and each of its subsidiaries will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes; and (b) the Borrower will not redeem any common stock of the Borrower.

         VI.3 Transactions with Affiliates. The Borrower will not, and will not permit any of its subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any affiliate other than on terms and conditions substantially as favorable to, as the case may be, the Borrower or any such subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an affiliate.

         VI.4 Business. The Borrower will not, and will not permit any of its subsidiaries to, engage (directly or indirectly) in any business other than the business in which it is engaged on the date hereof.

                                   ARTICLE VII
                               SECURITIES MATTERS

         VII.1 Upon conversion of the Note, the Conversion Stock, will be received by the Lender for investment purposes for its own account, and not with the view to, or for resale in connection with, any distribution thereof. Lender understands that the Conversion Stock will not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder.

         VII.2 Lender acknowledges that the Conversion Stock may not be resold unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Lender has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Borrower and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale.

         VII.3 Lender has received and carefully reviewed (i) Borrower's Registration Statement on Form S-1, (ii) all other information filed by Borrower pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

         VII.4 Lender is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this

         Agreement or the adequacy of the disclosure of the exhibits and schedules hereto and the Lender must forego the Conversion Stock, if an, that such a review would provide.

         VII.5 Lender understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on nor has it ruled on the tax consequences of the transactions contemplated hereby.

         VII.6 Lender represents and covenants that it is arid "Accredited Investor" as the term is defined in Rule 501(a) of Regulation D under the Securities Act.

         VII.7 Lender understands that all certificates for the Conversion Stock shall bear a legend in substantially the following form:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

         The obligations of Lender to make any funding under the Loan is subject to the following condition precedent:

         An acknowledgment from GNB Bank that this Loan will not constitute a default under the GNB Loan and that to the best of its knowledge, the Borrower is not in default of the GNB Loan.

                                   ARTICLE IX
                                  MISCELLANEOUS

         IX.1 Investment Intent. Lender represents to the Borrower that: (i) it will acquire the Note received by it pursuant to this Agreement and any securities of the Borrower issuable upon conversion or exercise thereof for investment purposes only and not with a view to the resale or distribution thereof in a public offering within the meaning of the Securities Act, (ii) such Note and other securities have not been registered under the Securities Act and may not be resold unless they are registered under the

Securities Act or pursuant to an applicable exemption from such registration, and (iii) Lender has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks in the investment in the Borrower represented by the Notes and the shares issuable upon conversion of the Notes.

         IX.2 Notices. All notices, requests and other communications hereunder must be in writing and delivered personally against written receipt, by facsimile transmission with answerback confirmation or mailed by prepaid first class certified mail (air mail, if faster delivery), return receipt requested, or mailed by overnight (or in the case of notices being sent or delivered outside the United States, second day) courier prepaid, to the parties at the following addresses or facsimile numbers:

                   If to Borrower, to:

                   Win Gate Equity Group Inc.
                   45 Broadway
                   New York, NY 10006
                   Attn: Gary Morgan
                   Fax:  (212) 509.6148

                   with a copy to:

                   Proskauer Rose LLP
                   1585 Broadway
                   New York, NY 10036
                   Attn:  David W. Sloan, Esq.
                   Fax:   (212) 969-2900

                   If to Lender, to:

                   Arthur Lipson, Trustee:
                   1920 East Hallandale Beach Blvd.
                   Hallandale, FL 33009
                   Fax:   (954) 455.3550

                   With a copy to:

                   Greenspoon, Marder, Hirschfeld,
                   Rafkin, Ross & Berger, PA.
                   100 W. Cypress Creek Road, Suite 700
                   Fort Lauderdale, FL 33309
                   Attn:  Gregory J. Blodig, Esq.
                   Fax:   (954) 771-9264

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the applicable facsimile number as provided in this Section, be deemed given upon receipt,
(iii) if delivered by United States mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the tenth Business Day following mailing or upon receipt and (iv) if delivered by courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day (second Business Day in the case of notices given or sent outside the United States) following the date sent by such courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto at least ten (10) Business Days prior to the effective date of such notice.

         IX.3 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         IX.4 Independence of. Representations, Warranties and Covenants. All representations, warranties and covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another representation, warranty or covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

         IX.5 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights.

         IX.6 Assignment; Binding Effect. This Agreement, all the rights, interest or obligation hereunder may be assigned by the other party with the prior written consent of the other party. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective permitted successors and assigns.

         IX.7 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         IX.8 1nvalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         IX.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE.

         IX.1O Computations. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest are payable.

         IX.l1 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IX.12 Independent Advice. Lender confirms that he fully understands his rights and obligations hereunder and that he has had an opportunity to consult with such independent advisors, including counsel, as he deemed necessary or appropriate.

         IX.13 [INTENTIONALLY LEFT BLANK]

         IX.14 JURY TRIAL WAIVER. THE LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE

RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE OPERATIVE AGREEMENTS AND ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

                                    ARTICLE X
                                    GUARANTY

         X.l The Guarantor irrevocably and unconditionally, subject to the subordination provided in Section 2.1, guarantees the full and prompt payment when due of the principal amount of and interest on the Note issued under this Agreement and all other obligations and liabilities of the Borrower now existing or hereafter incurred under, arising out of or in connection with the Operative Agreements and the due performance in compliance with the terms of the Operative Agreements by the Borrower ("Guaranteed Obligations"). Guarantor understands, agrees and confirms that the Lender may enforce this guaranty obligation up to the full amount of the Guaranteed Obligations against it without proceeding against the Borrower. Guarantor irrevocably and unconditionally promises to pay such Guaranteed Obligations to the Lender, or order, on demand, in lawful money of the United States of America. The guaranty provided herein shall constitute a guaranty of payment and not of collection.

         X.2 Guarantor hereby waives notice of acceptance of this guaranty obligation and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Lender against, and any other notice to, any party liable thereon (including the Guarantor)

         X.3 The obligations of the Guarantor under this Agreement are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence whatsoever.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                             WIN-GATE EQUITY GROUP INC



                                             By: /s/ Gary D. Moron
                                                ----------------------------

                                             Name:  Gary D. Moron
                                                  --------------------------

                                             Title:  CEO
                                                   -------------------------



                                             By: /s/ Arthur E. Lipson
                                                ----------------------------

                                             Name:  ARTHUR E. LIPSON
                                                  --------------------------


                                             GLOBALTRON COMMUNICATIONS
                                             CORPORATION


                                             By: /s/ Gary D. Moron
                                                ----------------------------

                                             Name:  Gary D. Moron
                                                  --------------------------

                                             Title:  CEO
                                                   -------------------------

                                  SCHEDULE 4.1




                                      None

                                  SCHEDULE 4.2

                                   GLOBALTRON

                                  SCHEDULE 4.5





                                      None

                                  SCHEDULE 4.6





        No taxes are owing by Win-Gate and therefore the tax returns have not been filed.

                                  SCHEDULE 4.11





                                      None

                                 PROMISSORY NOTE
$900,000.00                                                      July 26, 2000
                                                                 York, New York

         FOR VALUE RECEIVED, the undersigned, Win-Gate Equity Group, Inc., a Florida corporation, having its principal office at 45 Broadway, New York, New York, hereinafter called "MAKER," promises to pay to the order of Arthur E. Lipson, Trustee, or his successor(s) or assign(s) (collectively LENDER), at do Mara and Joel Bloom, 330 West 58th Street, Apt. 145, New York, NY 10019, or such other place in New York as the holder hereof may from time to time designate in writing, the principal sum of NINE HUNDRED THOUSAND AND N0/100 DOLLARS ($900,000.00), or so much thereof as may have been advanced and outstanding from time to time, together with interest thereon from the date or\dates of disbursement of the aforesaid principal sum as hereinafter provided to be paid in lawful money of the United State of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

          Interest on this Promissory Note ("Note") shall accrue at a rate equal to twelve percent (12%) per annum and shall be payable in advance on a quarterly basis, commencing with the date of this Note.

          This Note shall become due and payable in full ninety (90) days from the date hereof at which time all outstanding principal and accrued but unpaid interest hereon shall become due and payable in full.

          This Note is executed pursuant to the Loan Agreement of even date herewith between the undersigned MAKER and Arthur E. Lipson, Trustee (said Loan Agreement, as may be amended, is hereinafter referred to as the "Agreement").

         The terms and provision of the Agreement are incorporated by this reference as though forth in full herein, and any default under the Agreement shall constitute a default under this Note. In the event of any conflict or inconsistency between the terms and provisions of this Note and those of the Agreement, the terms and provisions of this Note shall in all respects govern and control.

         At the option and upon request of LENDER, LENDER may convert this Note to shares of capital stock of MAKER as provided for under the Agreement.

         In the event of any default under the Agreement or under any other documents or instruments executed in connection therewith, including a failure to make any payment of principal or interest due hereunder on the due date thereof, LENDER may, at his option. accelerate maturity, and the unpaid principal balance hereof and all accrued interest shall thereupon immediately become due and payable without demand or notice. Failure to exercise this option with respect to any failure or breach by MAKER shall not constitute a waiver of the right as to any subsequent failure or breach.

         MAKER and all endorsers, guarantors, sureties and other parties now or hereafter liable for the payment of any sum or sums due or to become due under the terms of this Note waive presentment, protest and demand, and notice of protest, demand and dishonor, and nonpayment of this Note, and consent that the holder hereof shall have the right, without notice, to deal in any way at any time with any party hereto, or to grant any extension or extensions of time for payment of any of said indebtedness or any other indulgences or forbearances w1c~atsoever without in any way affecting the liability of any other party for the payment of this Note.

         MAKER further agrees to pay all reasonable costs of collection, including reasonable attorney's fees and court costs (inclusive of any bankruptcy or apellate proceedings), in case the principal of this Note or any interest thereon is not paid when due whether suit be brought or not.

         No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or any other right under is Note, nor shall any waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. No waiver shall be effective unless in writing and signed by the holder.

         Interest hereunder shall be charged only on the sums advanced from the date of advance to the date of repayment. MAKER hereof does not intend or expect to pay, nor does LENDER intend or expect to charge, accept or collect any interest which, when added to any other charge upon the principal, shall be in excess of the highest lawful rate allowable under applicable law. Should acceleration, prepayment or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the highest lawful rate allowable under applicable law, then any and all such excess is hereby waived and shall be applied against the remaining principal balance and/or refunded to MAKER to the extent such excess exceeds the remaining principal balance.

         This Note shall be governed as to validity, interpretation, construction, effect and all other respects by the laws and decisions of the State of New York.

         The undersigned hereby specifically authorizes any action brought upon the enforcement of this Note by LENDER to be instituted and prosecuted in either the Circuit Court of Broward County, Florida, or in the United States District Court for the Southern District of Florida, at the election of LENDER.

         All payments made hereunder shall be credited first to accrued interest on the unpaid balance, and lastly to the payment of principal; however, in the event of any default hereunder, LENDER may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued. After maturity or default, this Note shall bear interest at fifteen percent (15%) per annum.

         This Note is binding upon MAKER and its successors and assigns.

         MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONJUNCTION HEREWITH, 0R ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ACCEPTING THIS NOTE FROM MAKER AND FOR LENDER ENTERING INTO THE AGREEMENT.


         This Note is being executed and delivered in New York.


      (CORPORATE SEAL)                            Win-Gate Equity Group, Inc.,
                                                  a Florida corporation

                                                  By: /s/ Gary D. Moran
                                                     --------------------------
                                                          Gary D. Moran

                                                  Its:  CEO
                                                       ------------------------

                                  CERTIFICATE

         The undersigned David Walsh, Assistant Secretary of Globaltron Communications Corporation ("GCC"), and Gary D. Morgan, Secretary of Win-Gate Equity (hoop, Inc., ("WOE") do hereby certify that the Board of Directors of each of GCC and WGE authorized the execution of a loan agreement among GCC, WGE, and Arthur E. Lipson, Trustee (the "Trustee"), for the loan by Trustee to WGE for the principal sum of $9O0,000 plus interest at the rate of 12% (and the delivery of a Promissory Note by WGE to the Trustee) under which loan agreement GCC is a guarantor oF payment but not collection of the obligations of WGE

         IN WITNESS WHEREOF, the undersigned have signed this Certificate this 24th day of July, 2000.






                                     /s/ David Walsh
                                     ---------------------------------
                                     David Walsh
                                     Assistant Secretary
                                     Globaltron Communications Corporation





                                     /s/ Gary D. Morgan
                                     ---------------------------------
                                     Gary D. Morgan
                                     Assistant Secretary
                                     Win-Gate Equity Group, Inc.